Exhibit 99.1

OPT Adopts Tax Benefits Preservation Plan to Protect Long-term Shareholder Value By Preserving Significant Tax Assets

MONROE TOWNSHIP, N.J., June 30, 2023 – Ocean Power Technologies, Inc. (“OPT” or the “Company”) (NYSE American: OPTT), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced that its Board of Directors has approved the adoption of a tax benefits preservation plan (or “the plan”) in the form of a Section 382 Rights Agreement. The plan is designed to protect and preserve OPT’s tax assets primarily associated with net operating loss carryforwards or NOLs that could potentially be utilized in certain circumstances to offset OPT’s future taxable income and reduce its federal income tax liability.

Section 382 of the Internal Revenue Code imposes limitations on the future use of a company’s NOLs if it undergoes an “ownership change.” OPT’s ability to benefit from its tax assets would be substantially limited by Section 382 if an “ownership change” occurred. A company experiences an “ownership change” for tax purposes if the percentage of stock owned by one or a group of its 5% stockholders (as defined for tax purposes) increases by more than 50 percentage points over a rolling three-year period over the lowest percentage of stock of such corporation owned by such stockholders at any time during that period.

OPT’s tax benefits preservation plan is similar to those adopted by numerous other public companies with significant NOLs. In order to protect OPT’s NOLs from being limited or permanently lost under Section 382, the tax benefits preservation plan is intended to reduce the likelihood of an unintended “ownership change” occurring through the buying and selling of OPT’s common stock, $0.001 par value per share (the “common stock”). OPT’s tax benefits preservation plan is intended to deter any person or group from acquiring beneficial ownership of 4.99% or more of OPT’s outstanding common stock without the approval of the Board. OPT’s tax benefits preservation plan does not, however, block anyone from buying or selling OPT’s common stock. Accordingly, there can be no assurance that the tax benefits preservation plan will prevent an “ownership change.”

Under the terms of the tax benefits preservation plan, OPT will distribute to its stockholders one preferred stock purchase right for each share of OPT’s common stock held as of the close of business on July 11, 2023. Any shares of common stock issued after the July 11, 2023 record date will be issued together with associated preferred stock purchase rights.

Under the tax benefits preservation plan, the rights will initially trade with OPT’s common stock. The rights will generally become exercisable only if a person (or any persons acting as a group) acquires beneficial ownership of 4.99% or more of OPT’s outstanding common stock, without the approval of the Board, after the first public announcement by OPT of the adoption of the tax benefits preservation plan. A person or group who acquires, without the approval of the Board, beneficial ownership of 4.99% or more of OPT’s outstanding common stock could be subject to significant dilution.

If the preferred stock purchase rights become exercisable, all holders of rights, other than the person or group triggering the rights, will be entitled to purchase OPT’s common stock at a 50% discount. The Board also has the option to cause the exchange of one share of common stock for each preferred stock purchase right held (other than the rights held by the person or group triggering the rights). Preferred stock purchase rights held by the person or group triggering the rights will become null and void and will not be exercisable, exchangeable, or transferable.

Stockholders who beneficially owned 4.99% or more of OPT’s outstanding common stock prior to the first public announcement by OPT of the adoption of the tax benefits preservation plan will not trigger any penalties under the tax benefits preservation plan so long as they do not acquire beneficial ownership of any additional shares of common stock (other than pursuant to a stock split, stock dividend, reclassification, or similar transaction effected by OPT) at a time when they still beneficially own 4.99% or more of such common stock. The Board also has the discretion to exempt any acquisition of OPT’s common stock from the provisions of the tax benefits preservation plan.

The preferred stock purchase rights and the tax benefits preservation plan will expire no later than June 29, 2026. The preferred stock purchase rights and the tax benefits preservation plan may also expire on an earlier date upon the occurrence of other events, including a determination by OPT’s Board that the tax benefits preservation plan is no longer necessary for the preservation of OPT’s tax attributes. The preferred stock purchase rights may also be redeemed, exchanged, or terminated prior to their expiration.

Additional information with respect to the tax benefits preservation plan will be contained in the related Current Report on Form 8-K and Registration Statement on Form 8-A that OPT will file with the Securities and Exchange Commission. Copies of these documents can be obtained free of charge, when available, at the SEC’s website, www.sec.gov, and at OPT’s website, www.OceanPowerTechnologies.com.

About Ocean Power Technologies

OPT is a provider of ocean energy and intelligent data services. OPT provides these services through its innovative low-carbon distributed and autonomous ocean power and data solutions, combined with its offshore engineering and design services. ‘OPT’s PowerBuoy® platforms offer persistent, reliable, and economical power and communications for remote surface and subsea applications for markets such as offshore energy, defense and security, science and research, and communications. OPT is headquartered in Monroe Township, New Jersey. To learn more, visit www.OceanPowerTechnologies.com.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined under the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbors created by such laws. Forward-looking statements contained in this press release may relate to, but are not limited to, statements regarding our future taxable income, our ability to utilize and realize the value of our net operating loss carryforwards and how they could be limited or eliminated if we experienced an ownership change as defined in Section 382 of the Internal Revenue Code and whether the tax benefits preservation plan will reduce the likelihood of such an unintended ownership change from occurring. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. Information on factors that may impact these forward-looking statements can be found in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections contained in OPT’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10-K and its latest Quarterly Report on Form 10-Q, copies of which may be obtained from www.sec.gov. The forward-looking statements in this press release are made as of the date hereof. Notwithstanding changes that may occur with respect to matters relating to any forward-looking statements, OPT assumes no obligation to publicly update, amend, or clarify its forward-looking statements, whether as a result of new information, future events, or otherwise, except as may otherwise be required by the federal securities laws. OPT, however, reserves the right to update such statements or any portion thereof at any time for any reason.

Contact Information

Investors:

609-730-0400 x401

InvestorRelations@oceanpowertech.com

Media:

609-730-0400 x402

MediaRelations@oceanpowertech.com

or

Longacre Square Partners

Dan Zacchei / Rebecca Kral

dzacchei@longacresquare.com / rkral@longacresquare.com